As filed with the Securities and Exchange Commission on June 23, 1998

                                     Registration Nos. 333-______ and 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          JOINT REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         MEDITRUST CORPORATION                    MEDITRUST OPERATING COMPANY
         ---------------------                    ---------------------------
     (Exact name of registrant as                 (Exact name of registrant
        specified in its charter)                as specified in its charter)

               Delaware                                   Delaware
               --------                                   --------
  (State or other jurisdiction of             (State or other jurisdiction of
   incorporation or organization)              incorporation or organization)

               95-3520818                                95-3419438
               ----------                                ----------
  (I.R.S. Employer Identification No.)       (I.R.S. Empoyer Identification No.)

      197 First Avenue, Suite 300               197 First Avenue, Suite 100
           Needham, MA 02194                           Needham, MA 02194
           -----------------                           -----------------

         (Address of principal                       (Address of principal
           executive offices)                          executive offices)

                                Stock Option Plan
                 For Key Employees of Cobblestone Holdings, Inc.
                                       and
           Form of Stock Option Agreement (for non-employee directors of Cobblestone Holdings, Inc.)
          -----------------------------------------------------------
                            (Full title of the Plans)

           David F. Benson                              Abraham D. Gosman
              President                               Chairman of the Board
        Meditrust Corporation                      Meditrust Operating Company
     197 First Avenue, Suite 300                   197 First Avenue, Suite 100
          Needham, MA 02194                             Needham, MA 02194
           (781) 433-6000                                (781) 453-8062
           --------------                                --------------

(Name, address and telephone number          (Name, address and telephone number
        of agent for service)                        of agent for service)

                                    Copy to:
                             Michael J. Bohnen, Esq.
                          NUTTER, McCLENNEN & FISH, LLP
                             One International Place
                        Boston, Massachusetts 02110-2699

                         CALCULATION OF REGISTRATION FEE

                                            Proposed
                                            maximum            Proposed
                                            offering           maximum
Title of                    Amount          price per          aggregate          Amount of
securities                  to be           unit of Paired     offering           registration
to be registered            registered      Common Stock       price              fee
----------------            ----------      ------------       -----              ---

Paired Common Stock(1)       450,898(2)     $4.095(3)          $1,846,463.20(3)   $544.71(3)


       (1) Meditrust Corporation common stock, par value $0.10 per share (the "MC Common Stock"), paired with Meditrust Operating Company common stock, par value $0.10 (the "MOC Common Stock", and together with the MC Common Stock, the "Paired Common Stock"), issuable upon exercise of outstanding options to acquire common stock of Cobblestone Holdings, Inc., which options were assumed by Meditrust Corporation pursuant to the Agreement and Plan of Merger, dated as of January 11, 1998, as amended, among Cobblestone Holdings, Inc., Meditrust Corporation and Meditrust Operating Company. Includes rights (the "Rights") issuable pursuant to the Rights Agreement, dated as of June 15, 1989, as amended, among Meditrust Corporation(formerly known as Santa Anita Realty Enterprises, Inc.), Meditrust Operating Company (formerly known as Santa Anita Operating Company), and Boston EquiServe, as Rights Agent. One Right will be issued with respect to each share of MC Common Stock issued under the Plan.

       (2) This Joint Registration Statement covers, in addition to the number of shares of Paired Common Stock stated above, options and other rights to purchase or acquire the shares of Paired Common Stock covered by the Prospectus.

       (3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the price at which the options to acquire the 450,896 shares of Paired Common Stock may be exercised. In particular, of the 450,896 shares of Paired Common Stock being registered, options to acquire 311,698 shares are exercisable at $3.95 per share and options to acquire 139,200 shares are exercisable at $4.42 per share.

       The Exhibit Index included in this Joint Registration Statement is at page 9.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference

    Meditrust Corporation (the "Corporation") and Meditrust Operating Company (the "Operating Company," and together with the Corporation, the "Companies") hereby incorporate by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. Annual Report on Form 10-K, as amended by Annual Report on Form 10-K/A, each for the fiscal year ended December 31, 1997;
2.  Joint Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
3.  Joint Current Report on Form 8-K, event date January 3, 1998;
4. Joint Current Report on Form 8-K, event date January 3, 1998, as amended by the Joint Current Report on Form 8-K/A filed May 21, 1998;
5.  Joint Current Report on Form 8-K, event date January 4, 1998;
6.  Joint Current Report on Form 8-K, event date January 11, 1998;
7.  Joint Current Report on Form 8-K, event date January 11, 1998;
8.  Joint Current Report on Form 8-K, event date February 24, 1998;
9. Joint Current Report on Form 8-K, event date February 26, 1998, as amended by the Joint Current Report on Form 8-K/A filed April 29, 1998;
10. Joint Current Report on Form 8-K, event date March 16, 1998;
11. Joint Current Report on Form 8-K, event date March 31, 1998;
12. Joint Current Report on Form 8-K, event date May 13, 1998;
13. Joint Current Report on Form 8-K, event date May 20, 1998;
14. Joint Current Report on Form 8-K, event date May 29, 1998;
15. Joint Current Report on Form 8-K, event date June 16, 1998; and
16. The description of the Companies' Paired Common Stock and the Rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for purposes of updating such description.

         All other documents filed by the Companies with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

    Michael J. Bohnen, a partner in the law firm Nutter, McClennen & Fish, LLP, currently serves as Secretary of the Operating Company. Paul R. Eklund, also a partner in the law firm Nutter, McClennen & Fish, LLP, serves as

Assistant Secretary of the Corporation. Nutter, McClennen & Fish, LLP, serves as counsel to the Companies, and has rendered a legal opinion with respect to the validity of the shares being offered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers

    As permitted by Section 102 of the General Corporation Law of Delaware (the "DGCL"), both the Certificate of Incorporation of the Corporation and the Certificate of Incorporation of the Operating Company eliminate personal liability of its respective directors to such company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to such company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit.

    As permitted by Section 145 of the DGCL, both the Corporation's by-laws and the Operating Company's by-laws provide for indemnification of directors and officers (and permit the respective Boards of Directors to provide for indemnification of employees and agents) of such Registrants against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and other amounts paid in settlement) actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of such Registrant and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the respective Registrant, such a person may be indemnified only for expenses (including attorneys fees) and may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the respective Registrant, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification of an officer or director shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the officer, or director has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization. Both the Corporation's by-laws and the Operating Company's by-laws require such Registrant to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt by such Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and permit such Registrant to advance such expenses to other employees and agents of such Registrant upon such terms and conditions as are specified by the respective Registrant's Board of Directors. The advancement of expenses, as well as indemnification, pursuant to each Registrant's by-laws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from such Registrant may have.

    Individual indemnification agreements (the "Indemnification Agreements") have been entered into by each of the Corporation and the Operating Company with certain of its respective directors and officers. The Indemnification Agreements provide for indemnification to the fullest extent permitted by law and provide contractual assurance to directors and officers that indemnity and advancement of expenses will be available to them regardless of any amendment or revocation of such Registrant's by-laws.

    Both the Corporation's by-laws and the Operating Company's by-laws permit such Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of such Registrant against liability asserted against him or her in any such capacity, whether or not such Registrant would have the power to indemnify him against such liability under the provisions of the by-laws. Both the Corporation and the Operating Company maintain liability insurance providing officers and directors with coverage with respect to certain liabilities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index.

Item 9. Undertakings

(a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions of the Delaware General Corporation Law and the respective registrant's Certificate of Incorporation and by-laws, or otherwise, the registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or a controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                        MEDITRUST CORPORATION SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Meditrust Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of June 23, 1998.

                              MEDITRUST CORPORATION


                              By: /s/ David F. Benson
                                  ------------------------------------
                              Name: David F. Benson
                              Title: Director, President and Treasurer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David F. Benson and Michael S. Benjamin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of June 23, 1998.

Signature                                     Title
---------                                     -----

/s/ Abraham D. Gosman
------------------------
Abraham D. Gosman                             Chairman of the Board

/s/ David F. Benson                           Director, President and Treasurer
------------------------                      (Principal Executive Officer)
David F. Benson


/s/ Laurie T. Gerber                          Chief Financial Officer (Principal
------------------------                      Financial and Accounting Officer)
Laurie T. Gerber


------------------------                      Director
Donald J. Amaral


/s/ Edward W. Brooke                          Director
------------------------
Edward W. Brooke


/s/ Nancy G. Brinker                          Director
------------------------
Nancy G. Brinker


/s/ James P. Conn                             Director
------------------------
James P. Conn


/s/ C. Gerald Goldsmith                       Director
------------------------
C. Gerald Goldsmith


/s/ Stephen E. Merrill                        Director
------------------------
Stephen E. Merrill


/s/ Thomas J. Magovern                        Director
------------------------
Thomas J. Magovern


------------------------                      Director
Gerald Tsai, Jr.


/s/ John C. Cushman, III                      Director
------------------------
John C. Cushman, III

                     MEDITRUST OPERATING COMPANY SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Meditrust Operating Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of June 23, 1998.

                           MEDITRUST OPERATING COMPANY



                           By:/s/ Abraham D. Gosman
                              --------------------------------------
                              Name: Abraham D. Gosman
                              Title: Chairman of the Board, Chief
                                     Executive Officer and Treasurer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael J. Bohnen and Paul R. Eklund his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities indicated as of June 23, 1998.

Signature                             Title
---------                             -----

/s/ Abraham D. Gosman                 Chairman of the Board, Chief
---------------------                 Executive Officer and Treasurer (Principal
Abraham D. Gosman                     Executive Officer, Principal Financial
                                      Officer and Principal Accounting Officer)

------------------------                      Director
Donald J. Amaral


/s/ William C. Baker                          Director
------------------------
William C. Baker


/s/ David F. Benson                           Director
------------------------
David F. Benson


/s/ Edward W. Brooke                          Director
------------------------
Edward W. Brooke


/s/ Nancy G. Brinker                          Director
------------------------
Nancy G. Brinker


/s/ William G. Byrnes                         Director
------------------------
William G. Byrnes


/s/ C. Gerald Goldsmith                       Director
------------------------
C. Gerald Goldsmith


/s/ Stephen E. Merrill                        Director
------------------------
Stephen E. Merrill


/s/ Thomas J. Magovern                        Director
------------------------
Thomas J. Magovern


------------------------                      Director
Gerald Tsai, Jr.

                                 EXHIBIT INDEX
Exhibit
Number   Description of Document
-------  -----------------------

4.1      Stock Option Plan For Key Employees of Cobblestone Holdings, Inc.

4.2 Form of Stock Option Agreement (for non-employee directors of Cobblestone Holdings, Inc.)

4.3 Pairing Agreement by and between Meditrust Corporation (formerly known as Santa Anita Realty Enterprises, Inc.) and Meditrust Operating Company (formerly known as Santa Anita Operating Company), dated as of December 20, 1979 (incorporated by reference to Exhibit 5 to Registration Statement on Form 8-A of Santa Anita Operating Company filed February 5, 1980).

4.4 First Amendment to Pairing Agreement, by and between Meditrust Corporation and Meditrust Operating Company, dated November 6, 1997 (incorporated by reference to Exhibit 4.4 to the Joint Registration Statement on Form S-8 of Meditrust Corporation and Meditrust Operating Company (File Nos. 333-39771 and 333-39771-01).

4.5 Second Amendment to Pairing Agreement by and between Meditrust Corporation and Meditrust Operating Company (incorporated by reference to the Joint Registration Statement on Form S-4 of Meditrust Corporation and Meditrust Operating Company (File Nos. 333-47737 and 47737-01)).

4.6 Rights Agreement, dated June 15, 1989, among Meditrust Corporation (formerly known as Santa Anita Realty Enterprises, Inc.), Meditrust Operating Company (formerly known as Santa Anita Operating Company) and Harris Trust Company, as Rights Agent, (incorporated by reference to
         Exhibit 5 to Registration Statement on Form 8-A of Santa Anita Operating Company filed February 5, 1980).

4.7 Appointment of Boston EquiServe as Rights Agent, dated October 24, 1997 (incorporated by reference to Exhibit 4.6 to the Joint Registration Statement on Form S-8 of Meditrust Corporation and Meditrust Operating Company (File Nos. 333-39771 and 333-39771-01)).

5.1      Opinion of Nutter, McClennen & Fish, LLP (opinion re: legality).

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of KPMG Peat Marwick LLP.

23.4     Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5.1).

24.1 Meditrust Corporation Power of Attorney (included in this Joint Registration Statement under "Meditrust Corporation Signatures").

24.2 Meditrust Operating Company Power of Attorney (included in this Joint Registration Statement under "Meditrust Operating Company Signatures").